EXHIBIT 23.2

NETHERLAND, SEWELL
& ASSOCIATES, INC.


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report to Snyder Oil Corporation dated February 6, 1995 and appearing as an exhibit to Snyder Oil Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to all references to our firm included as a part of this Registration Statement on Form S-3 to be filed on or about November 14, 1995.


                              NETHERLAND, SEWELL & ASSOCIATES, INC.


                              By:  /s/ FREDERIC D. SEWELL
                                   Frederic D. Sewell
                                   President

Dallas, Texas
November 14, 1995